SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to 14(a)
                of the Securities Exchange Act of 1934
                          (Amendment No. N/A)

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission
    Only (as permitted by Rule 14a-6(e)(2)
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                 American Resources of Delaware, Inc.
                 ------------------------------------
           (Name of Registrant as Specified In Its Charter)


             ---------------------------------------------
             (Name of Person(s) Filing Proxy Statement, if
                      other than the Registrant)

 Payment of Filing Fee (Check the appropriate box):
/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-
    6(i)(1) and 0-11.
    (1) Title of each class of securities to which transaction applies:

        -------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        -------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        -------------------------------------------------------
    (5) Total fee paid:

        -------------------------------------------------------

/ /     Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        (1) Amount Previously Paid:

            ------------------------------------------------------
        (2) Form, Schedule or Registration Statement No.:

            ------------------------------------------------------
        (3) Filing Party:

            ------------------------------------------------------
        (4) Date Filed:

            ------------------------------------------------------

                              DEFINITIVE



                 AMERICAN RESOURCES OF DELAWARE, INC.

                    160 Morgan Street, P.O. Box 87
                      Versailles, Kentucky 40383
                    ------------------------------

               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      To Be Held On June 30, 1998
                    -------------------------------



        Notice is hereby given that the Annual Meeting of Stockholders of American Resources of Delaware, Inc. (the
"Company" or "ARI") will be held at 11:00 a.m., Eastern Daylight
Time, on June 30, 1998 at the Marriott Hotel, 1800 Newtown Pike,
Lexington, Kentucky 40511 for the following purposes:

        PROPOSAL NO. 1. To elect two directors to serve for terms of three years.

        PROPOSAL NO. 2. To ratify the selection of KPMG Peat Marwick LLP as the Company's independent auditors for 1998.

        PROPOSAL NO. 3. To amend the Company's Restated Certificate of Incorporation to limit the personal liability of the Company's directors for monetary damages to the fullest extent permitted by law.

        PROPOSAL NO. 4. The transaction of such other business as may be brought before the Annual Meeting or any adjournment or adjournments thereof.

        Information regarding the matters to be acted upon at the Annual Meeting is contained in the Proxy Statement accompanying this Notice. The Annual Meeting may be adjourned from time to time without notice other than the announcement of the adjournment at the Annual Meeting or any adjournment or adjournments thereof, and any and all business for which notice is given may be transacted at any such adjourned Annual Meeting.

        All stockholders are encouraged to read the accompanying
Proxy Statement carefully for further information concerning the proposals that will be presented at the Annual Meeting and prior to completion of the enclosed proxy card.

        Only holders of record of outstanding shares of the Company's Common Stock and Series 1993, 8% Convertible Preferred Stock at the close of business on May 19, 1998 are entitled to notice of and to vote at the Special Meeting or any adjournment or adjournments thereof. All stockholders are invited to attend the Annual Meeting in person; however, to ensure your representation, whether or not you plan to attend the Annual Meeting, please promptly complete, date, sign and return the enclosed proxy card.


                                  Karen M. Underwood
                                  Corporate Secretary


Versailles, Kentucky
June    , 1998
     ---

                 AMERICAN RESOURCES OF DELAWARE, INC.
                    160 Morgan Street, P.O. Box 87
                      Versailles, Kentucky 40383
                    ------------------------------

                            PROXY STATEMENT

                    ------------------------------

                          THE ANNUAL MEETING


        This Proxy Statement is furnished to stockholders of American Resources of Delaware, Inc. (the "Company") in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held at 11:00 a.m., Eastern Daylight Time, on June 30, 1998, at the Marriott Hotel, 1800 Newtown Pike, Lexington, Kentucky 40511 and at any adjournment or adjournments thereof (the "Annual Meeting"). Commencing on or about June 5, 1998, this Proxy Statement and the enclosed proxy card are being mailed to stockholders of record of the Company. The Company will bear the costs of this solicitation, which, in addition to mail, may include personal interviews, telephone calls, or telegrams by directors, officers and regular employees of the Company and its affiliates. The Company has engaged American Securities Transfer and Trust, Inc., 938 Quail Street, Suite 101, Lakewood, Colorado 80215, to solicit proxies and anticipates paying it compensation for such services in the amount of approximately $3,000.

VOTING.

        Only record holders of outstanding shares of the Company's Common Stock, par value $.00001 per share (the "Common Stock"), and the Company's Series 1993 Preferred Stock, par value $12.00 per share (the "Series 1993 Preferred Stock"), at the close of business on the record date, May 19, 1998, are entitled to notice of and to vote at the Annual Meeting. As of such record date, 10,207,231 shares of Common Stock and 265,517 shares of Series 1993 Preferred Stock were entitled to be voted. The holders of Common Stock are entitled to cast one vote for each share of Common Stock owned of record. The holders of Series 1993
Preferred Stock are entitled to cast four votes for each share of Series 1993 Preferred Stock owned of record. The holders of Common Stock and the holders of Series 1993 Preferred Stock vote together as a single class except as otherwise required by law.
As of the record date, the holders of the Common Stock and the holders of the Series 1993 Preferred Stock were entitled to cast an aggregate of 11,269,299 votes. Cumulative voting is not permitted with respect to any proposal to be acted upon at the Annual Meeting. See "Security Ownership" with respect to the ownership of voting stock of the Company by directors, executive officers and certain other holders.

        The presence in person or by proxy of the holders of shares of Common Stock and/or Series 1993 Preferred Stock entitled to cast a majority of the aggregate votes entitled to be cast at the Meeting shall constitute a quorum. If a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained. Stockholders are urged to sign the accompanying proxy card and return it promptly.

        The accompanying proxy card is designed to permit each stockholder of record at the close of business on the record date to vote in the election of directors and the proposals described in the Proxy Statement. The proxy card provides space for a stockholder to vote in favor of or to withhold voting for any or all nominees for the Board of Directors, to vote for or against any proposal to be considered at the Annual Meeting or to abstain from voting for any proposal if the stockholder chooses to do so.

        To ensure representation at the Annual Meeting, each holder of outstanding shares of Common Stock and Series 1993 Preferred Stock entitled to be voted at the Annual Meeting is requested to complete, date, sign and return to the Company the enclosed proxy card, which requires no postage if mailed in the United States. Stockholders are urged to sign the accompanying proxy card and return it promptly. Banking institutions, brokerage firms, custodians, trustees, nominees, and fiduciaries who are record holders of Common Stock and/or Series 1993 Preferred Stock entitled to be voted at the Annual Meeting are requested to forward all proxy cards, this Proxy Statement, and the accompanying materials to the beneficial owners of such shares and to seek authority to execute proxies with respect to such shares. Upon request, the Company will reimburse such record holders for their reasonable out-of-pocket forwarding expenses.
The costs of this solicitation will be borne by the Company, including the costs of assembling and mailing the enclosed proxy card and this Proxy Statement.

        If properly executed and received by the Company before the Annual Meeting, or any adjournment or adjournments thereof, any proxy representing shares of Common Stock or Series 1993
Preferred Stock entitled to be voted at the Annual Meeting and specifying how it is to be voted will be voted accordingly.
Shares as to which authority to vote has been withheld with respect to the election of any nominee for director will not be counted as a vote for such nominee and neither an abstention nor a broker nonvote will be counted as a vote for a proposal. Any properly executed proxy received that does not specify how it is to be voted on a proposal for which a specification may be made will be voted FOR such proposal at the Annual Meeting and any adjournment or adjournments thereof.

        Each stockholder returning a proxy card to the Company has the right to revoke it, at any time before it is voted, by submitting a later dated proxy in proper form, by notifying the Secretary of the Company in writing (signed and dated by the stockholder) of such revocation, or by appearing at the Annual Meeting, requesting the return of the proxy, and voting the shares in person.

        When a signed proxy card is returned with choices specified with respect to voting matters, the shares represented are voted by Proxies designated on the proxy card in accordance with the stockholder's instructions. The Proxies are Rick G. Avare, President and Chief Executive Officer of the Company, and Douglas
L. Hawthorne, Chairman of the Board of the Company, each of whose names are listed on the proxy card. A stockholder wishing to name another person as his or her proxy may do so by crossing out the names of the two designated Proxies and inserting the name(s) of such other person(s) to act as his or her proxy(ies). In that case, it will be necessary for the stockholder to sign the proxy card and deliver it to the person(s) named as his or her proxy and for the person(s) so named to be present and to vote at the Annual Meeting. Proxy cards so marked should not be mailed to the Company.

                         PROPOSAL N0. 1

        TO ELECT TWO DIRECTORS TO SERVE FOR TERMS OF THREE YEARS.

        The affirmative vote of the holders of a majority of the combined voting power of all of the issued and outstanding shares of Common Stock and Series 1993 Preferred Stock voted at the Annual Meeting, voting together as a single class, is required to elect each director.

        The Company's Board of Directors is divided into three classes with staggered three year terms. In accordance with the Company's Bylaws, the Board of Directors has fixed the number of directors at seven. The terms of two of the directors, Douglas
L. Hawthorne and Donald A. Schellpfeffer, expire in 1998 and their successors will be elected at the Annual Meeting.

        The Board of Directors has nominated Douglas L. Hawthorne and Joseph P. Shields for election as directors at the Annual
Meeting to serve for a term of three years.

        There are no family relationships among any directors, nominee for director, or executive officers of the Company. Each of the nominees has consented to being named as a nominee and to serve as a director if elected. However, if for any reason any nominee for director is not a candidate at the election, the enclosed proxy will be voted for the election of a substitute nominee at the discretion of the person or persons voting the enclosed proxy. The Board of Directors has no reason to believe that any nominee named herein will be unable to serve.

        Information regarding the nominees and the directors of the Company whose terms do not expire is provided below and under

"Directors and Executive Officers", "Security Ownership",
"Executive Compensation", and "Certain Relationships and Related
Transactions".

NOMINEES FOR ELECTION AS DIRECTORS.

Term of                            Age    Principal Occupation       Director
-------                            ---    --------------------       --------
Office Expires in                                                    Since
-----------------                                                    -----
2001
----

Douglas L. Hawthorne               56     Business Consultant        1993


Joseph P. Shields                  41     Senior Vice President,
                                          Energy Services for
                                          New Jersey Natural
                                          Gas Company                N/A

DIRECTORS WHOSE TERMS EXPIRE AT ANNUAL MEETING.

Term of Office                     Age   Principal Occupation        Director
                                   ---   --------------------        --------
Expires in 1998                                                      Since
---------------                                                      -----

Douglas L. Hawthorne               56    Business Consultant         1993


Donald A.
Schellpfeffer                      55    Physician                   1993


DIRECTORS CONTINUING IN OFFICE.

Term of Office                     Age   Principal Occupation        Director
--------------                     ---   ---------------------
Expires in 1999                                                      Since
---------------                                                      -----

Leonard K. Nave                    63    Chairman, President,        1994
                                         and Chief Executive
                                         Officer of Southern
                                         Gas Co. of Delaware,
                                         Inc.

Len Aldrich                        60    Real Estate Manage-         1997
                                         ment and Development

Robert L. McIntyre                 52    Attorney at Law             1997



                                   4

Term of Office                     Age   Principal Occupation        Director
                                   ---   --------------------        --------
Expires in 2000                                                      Since
---------------                                                      -----

Rick G. Avare                      36    President and Chief         1994
                                         Executive Officer
                                         of the Company

David Fox, Jr.                     77    President of Appalachian    1996
                                         Production Company
                                         and President and
                                         Chairman of the Board
                                         of FGO, Inc.


        Biographical information on all of the above persons except Joseph P. Shields is included under the caption Directors and Executive Officers below.

        JOSEPH P. SHIELDS has been employed by New Jersey Natural Gas Company since 1983. He served as Manager of Gas Supply Operations from 1990 to 1995, as Director of Gas Supply from 1995 to 1996, as Vice President of Gas Supply from January 1996 to January 1997, and as Senior Vice President, Energy Services since January 1997. Mr. Shields does not own any stock in the Company.

                            PROPOSAL NO. 2

        TO RATIFY THE SELECTION OF KPMG PEAT MARWICK LLP AS THE
COMPANY'S INDEPENDENT AUDITORS FOR 1998.

        Approval of Proposal No. 2 requires the affirmative vote of the holders of a majority of the combined voting power of all of the issued and outstanding shares of Common Stock and Series 1993 Preferred Stock voted at the Annual Meeting, voting together as a single class.

        KPMG Peat Marwick LLP has served as the Company's independent auditors since 1994. The Board of Directors is of the opinion that KPMG Peat Marwick LLP is well qualified to continue such service and recommends that the stockholders vote FOR ratification of the selection of KPMG Peat Marwick LLP. One or more representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting, to have the opportunity to make a statement if they so desire, and to be available to respond to appropriate questions.

                            PROPOSAL NO. 3

         TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF
INCORPORATION TO LIMIT THE MONETARY LIABILITY OF THE COMPANY'S
DIRECTORS TO THE FULLEST EXTENT PERMITTED BY THE DELAWARE GENERAL
CORPORATION LAW.

        Approval of Proposal No. 3 requires the affirmative vote of the holders of a majority of the combined voting power of all of the issued and outstanding shares of Common Stock and 1993
Preferred Stock entitled to vote at the Annual Meeting, voting together as a single class.

        Under the Delaware General Corporation Law, the business and affairs of a corporation are managed by or under the direction of a board of directors. The directors owe the duties of loyalty and care to the corporation and its stockholders. The duty of care requires directors to discharge their duties (i) in good faith,
(ii) with the care an ordinarily prudent person in a like position would exercise under similar circumstances and (iii) in a manner he or she reasonably believes to be in the best interest of the corporation. The duty of care is qualified by the business judgment rule. Under this rule, a court will not substitute its judgment for that of the director if the director acted in good faith, was reasonably informed and rationally believed the action taken was in the best interest of the corporation. The duty of loyalty requires directors to exercise their powers in the interests of the corporation and not in the director's own interest or the interest of another person or organization.

        Although the Company is not aware of any pending or threatened legal actions against the Company's directors, the Company's directors could incur substantial personal liability if they breach their duties as directors. Because of concerns about the potential personal liability of directors, Section 102(b)(7) of the Delaware General Corporation Law was amended in 1986 to authorize corporations to include in their certificates of incorporation a provision limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of his or her fiduciary duties as a director, but such provision does not eliminate or limit the liability of a director for: (i) breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) approving an unlawful distribution to stockholders under Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the director derived an improper personal benefit. Furthermore, if adopted, the provision does not eliminate or limit the personal liability of a director for any act or omission occurring prior to the effective date of the amendment to the corporation's certificate of incorporation adopting the provision.

        The proliferation of litigation involving the personal liability of directors coupled with the significantly increased costs of defending lawsuits has generally had an adverse effect on the ability of corporations to attract and retain qualified directors. To enable the Company to attract and retain qualified directors, the Board of Directors has unanimously approved and recommends that the stockholders adopt the following amendment to the Company's Restated Certificate of Incorporation:

        "To the fullest extent permitted by the Delaware General Corporation Law as the same exists or hereafter may be amended, no director of this corporation shall be liable to this corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director."

                   DIRECTORS AND EXECUTIVE OFFICERS

        Information concerning the names, ages, positions and business experience of the directors and executive officers of the Company is set forth below.

Name                                    Age       Position
----                                    ---       --------

Rick G. Avare(1)(6)                     36        Director,  President
                                                  and Chief
                                                  Executive Officer

Douglas L. Hawthorne(2)(6)(7)           56        Chairman of the Board

Leonard K. Nave(3)(6)                   63        Director

Donald A. Schellpfeffer(8)              55        Director

David Fox, Jr.(7)(8)                    77        Director

Len Aldridge(8)                         60        Director

Robert L. McIntyre(7)                   52        Director

William D. Bishop(5)                    57        Former Director

Ralph A. Currie(4)                      43        Vice President of
                                                  Finance, Chief
                                                  Financial Officer and
                                                  Treasurer

William M. Gray                         43        Vice President and
                                                  Chief Operating
                                                  Officer of American
                                                  Resources Offshore,
                                                  Inc. ("ARO")

David J. Stetson                        42        General Counsel and
                                                  Assistant Corporate
                                                  Secretary

Name                                    Age       Position
----                                    ---       --------

Karen M. Underwood(9)                   42        Vice President-
                                                  Corporate Compliance
                                                  and Corporate
                                                  Secretary

(1) Also serves as a director, Executive Vice President and Chief Operating Officer of ARI's wholly owned subsidiary, Southern Gas Co. of Delaware, Inc. ("Southern Gas") as well as Chairman of the Board and Chief Executive Officer of ARI's wholly owned subsidiary, American Resources Offshore, Inc. ("ARO").
(2)     Also serves as a director of Southern Gas.
(3) Also serves as Chairman of the Board, President and Chief Executive Officer of Southern Gas.
(4) Also serves as Chief Financial Officer and Treasurer of both Southern Gas and ARO as well as a director of ARO.
(5) Mr. Bishop served as a director of the Company from July 8, 1997 until he resigned effective September 22, 1997.
(6)     Member of Executive Committee.
(7)     Member of Compensation Committee.
(8)     Member of Audit Committee.
(9) Also serves as a director, Vice President of Administration and Corporate Secretary of Southern Gas.

RICK G. AVARE has served as President and Chief Executive Officer of ARI since May 1996, and as a director of ARI since September 1994. Mr. Avare served as Chief Operating Officer and Executive Vice President of ARI from August 1995 until May 1996, and he served as Chief Financial Officer of ARI from September 1994 through December 1995. He has held various executive and director positions with Southern Gas since 1994 and ARO since 1997. Mr. Avare also serves as Administrative Member of Prima Capital, LLC and MAP, LLC. Mr. Avare is a certified public accountant. See "Certain Relationships and Related Transactions."

DOUGLAS L. HAWTHORNE has served as a director and Chairman of the Board of ARI since March 1993, and has been a director of Southern Gas since February 1994, having also served in this position in March and April, 1993. Mr. Hawthorne has served as a director of Bullet Sports International, Inc. since 1995. Mr. Hawthorne has been a principal of Carillon Capital, Inc., a Dayton, Ohio investment banking firm, since 1992. From 1991 to 1994, Mr. Hawthorne was a principal in SPECTRA Group, Inc., a management consulting firm also based in Dayton, Ohio. See "Certain Relationships and Related Transactions."

LEONARD K. NAVE has served as Chairman of the Board, Chief Executive Officer, and President of Southern Gas since February 1994. He has served as a director of ARI since September 1994 and also served in that position in March and April 1993. Mr. Nave has served as a director for Bullet Sports International, Inc. since

1995. Mr. Nave served as the President, Chief Executive Officer and a director of Southern Gas Company from its inception in March 1983 until its dissolution in February 1995. Since October 1988, Mr. Nave has served as the President and a director of Southern Gas Holding Company. In addition, Mr. Nave currently holds the following positions: President and a director of Nawenco Equipment, Ltd. (since March 1992); and President and a director of Woodway Farms, Inc. (since August 1983). In February 1996, Mr. Nave filed for reorganization and protection under Chapter 11 of the United States Bankruptcy Code. This action was initiated primarily because of the attempted enforcement of certain guaranties which Mr. Nave had signed on behalf of an unrelated corporation. Mr. Nave's discharge from Chapter 11 was effective March 18, 1998. Mr. Nave is an active member of the Kentucky Bar Association. See "Certain Relationships and Related Transactions."

DONALD A. SCHELLPFEFFER, M.D. has served as a director of ARI since March 1993. Dr. Schellpfeffer has been engaged in the practice of medicine in Sioux Falls, South Dakota since 1985.

DAVID FOX, JR. has served as a director of ARI since August 1996. Mr. Fox has served as Vice Chairman and Secretary-Treasurer of McJunkin Appalachian Oil Field Supply Company since 1989. He also serves as President of Appalachian Production Co., an oil and gas producing company, President and Chairman of the Board of FGO, Inc., a West Virginia residential real estate development company, and as a Director of KYOWVA Container Corporation; River Cities Association; Bank One, West Virginia, Charleston; Bank One, West Virginia; and the Marshall University Foundation. He also serves as the President of the Marshall University Foundation.

LEN ALDRIDGE has served as a director of ARI since July 1997. He has served as Vice President of Limited Partners of Lexington, a Kentucky corporation engaged in the development and management of real estate, since March 1984. Mr. Aldridge also currently holds the following positions: Partner of Poole & Aldridge (since
1975), Vice President of Poole Enterprises, Inc. (since 1988), Director of Rafferty's Inc. (Since 1991), and Vice President/Treasurer of Mason Headley Development (since 1994). Mr. Aldrich is a certified public accountant.

ROBERT L. MCINTYRE has served as a director of ARI since July 1997. From April 1992 through September 1996, he was a partner with the law firm of Breeding, McIntyre & Cunningham, PSC, Lexington, Kentucky, managing the firm's energy, corporate, transactional and international practice. He has been Of Counsel to the law firm of Breeding, Cunningham, Dance and Cress, PLC,
Lexington, Kentucky, since October 1996.   He is an active member
of the State Bar Associations of Kentucky and Texas.

RALPH A. CURRIE has served as Vice President, Treasurer and Chief
Financial Officer of ARI since 1997. He also serves as Chief

Financial Officer of ARI's wholly-owned subsidiaries, Southern Gas and ARO, as well as a director of ARO. Mr. Currie has served as Chief Financial Officer of American Rehabilitation Group, P.S.C., a Kentucky-wide physical therapy company, since 1994. From 1991 to 1994, he was a partner with the regional business and financial planning firm of Cramer, Currie & Company, Lexington, Kentucky. Mr. Currie is a certified public accountant.


WILLIAM M. GRAY has served as President and Chief Operating
Officer of ARO since its inception in 1997. He served as President and Chief Executive Officer of Gulfstream Resources,
Inc. from 1992 to 1996.

DAVID J. STETSON has served a General Counsel of ARI since
January 1997 and as Assistant Corporate Secretary since July
1997. Mr. Stetson was engaged in the private practice of law from 1982 to 1997.

KAREN M. UNDERWOOD has served as Corporate Secretary of ARI since January 1996 and as Vice President-Corporate Compliance of ARI since July 1997. She also has served as a director, Vice President-Administration and Corporate Secretary of Southern Gas since February 1994. She served in those positions for Southern Gas's predecessor company at various times from 1983 to February 1994.

MEETINGS AND COMPENSATION.

BOARD OF DIRECTORS. During the year ended December 31, 1997, the Board of Directors of the Company met on five occasions, either in person or telephonically. Each of the Company's directors attended at least 75% of the meetings of the Board of Directors except for Donald A. Schellpfeffer who attended 60% of the meetings.

        During 1997, the Company's non-employee directors, Dr. Schellpfeffer and Messrs. Aldridge, McIntyre and Bishop, received no compensation for their services to the Company; however, they were reimbursed for reasonable travel expenses incurred, if any, in connection with their attendance at meetings of the Board of Directors.

EXECUTIVE COMMITTEE. The Executive Committee is composed on Messrs. Hawthorne, Nave and Avare. The Committee has all of the powers and authority of the Board of Directors in the management of the business, including the declaration of dividends on preferred stock and the sale and issuance of shares of common and preferred stock, provided, however, that the Committee does not have the power or authority to approve, adopt or recommend to the stockholders any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval, or to adopt, amend or repeal any by-law of the Company. The Executive Committee met thirteen times during 1997.

AUDIT COMMITTEE. The Audit Committee is composed of Messrs. Aldridge and Fox and Dr. Schellpfeffer. The Audit Committee's duties include (1) recommending the selection of independent auditors, (2) reviewing the scope and results of the audit made by the Company's auditors, (3) ensuring that disagreements, if any, as to the application of generally accepted accounting principles are resolved to the satisfaction of the Company's auditors, and (4) reviewing the Company's financial reporting activities and the accounting standards and principles followed. The Audit Committee met two times during 1997.

COMPENSATION COMMITTEE. The Compensation Committee consists of Messrs. Hawthorne, Fox and McIntyre. The Compensation Committee makes recommendations to the full Board of Directors regarding salaries and benefits provided to executive officers and the establishment of various employee benefit plans. The Compensation Committee met one time during 1997.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT.

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely upon a review of the copies of such forms furnished to the Company or written representations that no other reports were required, the Company believes that during the 1997 fiscal year, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

                       SECURITY OWNERSHIP

        The following table reflects certain information regarding the beneficial ownership of the outstanding equity securities of the Company as of March 14, 1998, to the extent known to the Company's Board of Directors. Such information is included for
(i) persons who own 5% or more of such equity securities, (ii) directors, (iii) the executive officers identified in the discussion under the heading "Executive Compensation" (the "Named Executives"), and (iv) officers and directors of the Company as a group. Unless otherwise indicated, the Company believes that each person named below has the sole power to vote and dispose of the equity securities beneficially owned by such person.

Beneficial Owner        Title      Beneficially       Percent
Name/Address           Of Class      Owned(1)        Of Class(2)
------------           --------      --------        --------

Douglas L.
Hawthorne(7)           8% Pfd           3,334           1.26%
4325 Delco
Dell Road              Common         487,163           4.70%
Kettering, OH
45429

Donald A.
Schellpfeffer,
M.D.(9)
910 East 20th
Street
Sioux Falls,
SD 57105               Common         327,247           3.22%

Southern Gas
Holding Co., Inc.
160 Morgan Street
Versailles, KY 40383   Common         643,623           6.43%

Leonard K. Nave
(3)(6)
160 Morgan Street
Versailles, KY 40383   Common         948,462           9.23%

Leonard K. Nave,
Trustee(3)(4)
160 Morgan Street
Versailles, KY 40383   Common         643,623           6.43%

Rick G. Avare (5)
160 Morgan Street      8% Pfd         187,500          70.62%
Versailles, KY 40383   Common       1,886,250          17.46%

Prima Capital LLC
1532 Lake Wood Drive
Lexington, KY 40502    Common         602,008           6.02%

David J. Fox, Jr.
Appalachian
Production Company
605 9th Street,
Ste. 519
Huntington, WV
25701                  Common          43,834              *

Beneficial Owner        Title      Beneficially       Percent
Name/Address           Of Class      Owned(1)        Of Class(2)
------------           --------      --------        --------

Len Aldrich
1999 Richmond Road
Suite 2-A
Lexington, KY 40502     Common        101,000           1.01%

Ralph A. Currie
160 Morgan Street
Versailles, KY 40383    Common         75,000             *

David J. Stetson
160 Morgan Street
Versailles, KY 40383    Common         26,000             *

Whispering Pines of
Thomasville, Inc.
P. O. Box 638
Thomasville, GA         8% Pfd         28,334          10.67%

Andrew J. Kacic (8)
6119 N. Black Bear
Loop
Tucson, AZ  85715       Common        711,540           6.65%

Karen M. Underwood      Common         15,138             *
3929 Rock Ledge Lane
Lexington, KY 40513

Directors and
Executive Officers
as a group                All
(9 persons)             Classes     3,890,094          33.74%

 * Represents less than 1% of the Company's outstanding stock for the indicated class.

(1) Share information reflects the 1-for-4 reverse stock split of the Company's common stock effected on June 8, 1994. 8% Preferred Stock is convertible into common stock at the rate of one share of common stock for each share of Preferred Stock.

(2) Percentage assumes full exercise of outstanding options and warrants to purchase shares of the Company's common stock and conversion of 8% Preferred Stock into common stock.

(3)     Includes 643,623 shares of common stock owned by Southern
        Gas Holding Company, Inc. ("SGH").  SGH is owned 7.5% by
        Leonard K. Nave, individually, and 32.5% by Leonard K. Nave, as

        Trustee (See Note 4). Mr. Nave, individually and as trustee, disclaims the beneficial ownership of such shares of the Company's common stock to the extent they exceed his percentage ownership of SGH.

(4) Leonard K. Nave is both the grantor and trustee of a trust which owns 325 shares (32.5%) of SGH. The Trust Agreement provides that 75 shares (7.5%) shall be distributed to each of his three children and 100 shares (10%) shall be distributed to his wife not later than April 30, 2000. Neither Mr. Nave's wife nor children have a right to vote the shares or to cause the trust to sell or otherwise dispose of them.

(5) Includes 680,704 shares subject to options and conversion rights exercisable within 60 days, 602,088 shares owned by Prima Capital, LLC ("Prima") in which Mr. Avare owns a 20% interest, and 1,134 shares owned by JJR Investments, a Kentucky general partnership. Mr. Avare disclaims beneficial ownership of 80% of the shares of the Company's common stock owned by Prima.

(6) Includes 271,603 shares subject to options exercisable within 60 days.

(7) Includes 357,649 shares subject to options and conversion rights exercisable within 60 days, 121,400 shares held in Mr. Hawthorne's retirement plan and 1,792 shares to which Mr. Hawthorne is entitled as a 1/3 beneficiary of the Frances R. Hawthorne Trust.

(8) Includes 690,590 shares subject to options exercisable within 60 days, 6,750 shares owned by the Andrew J. Kacic Profit Sharing Plan, 6,390 shares held by Advisory Services and 7,810 shares held by Andrew J. Kacic & Associates.

(9) Includes 169,973 shares subject to options exercisable within 60 days, 10,655 shares held by AAI, 470 shares held by Midwest Anesthesiology Service II Profit Sharing Plan, 2,068 shares held in trusts for the benefit of Dr. Schellpfeffer's children, with respect to which Dr. Schellpfeffer acts as custodian, 12,185 shares held in Individual Retirement Plans for Dr. Schellpfeffer and members of his family, and 70,872 shares held by DARS Limited, of which Dr. Schellpfeffer is a principal.

                      EXECUTIVE COMPENSATION:

        The tables below set forth information concerning the annual and long-term compensation for services to the Company and its subsidiaries, Southern Gas and ARO, for the fiscal years ended December 31, 1997, 1996 and 1995 of those persons who were, at December 31, 1997 (i) the chief executive officer and (ii) the other four most highly compensated executive officers of the Company (the "Named Officers"):

                    SUMMARY COMPENSATION TABLE



                                                                    Annual                                               Long-Term
                                                                 Compensation                                           Compensation
                                                                 ------------                                           ------------
                                                                                            Securities
                                                                                            Underlying
Name and Principal                                                      Other Annual       Stock           LTIP          All Other
Position (1)                      Year       Salary         Bonus       Compensation         Options       Payouts      Compensation
------------                      ----       ------         -----       ------------         -------       -------      ------------

Douglas L. Hawthorne              1997           --              --       $40,000            354,315          --               --
Chairman of the Board             1996           --              --        60,000            354,315          --               --
                                  1995           --              --        54,000            354,315          --               --

Leonard K. Nave                   1997      $175,000             --       $ 4,655            271,603          --           $8,000(2)
Chairman of the Board             1996       175,761             --         3,281            271,603          --           8,750(2)
President & Chief                 1995       175,500             --         4,692            246,603          --            8,750(2)
Executive Officer,
Southern Gas

Rick G. Avare                     1997      $166,455       $140,000       $ 3,678            493.204          --           $8,000(2)
President & Chief                 1996       137,684         50,000        17,400(3)         493,204          --            6,846(2)
Executive Officer                 1995        99,546         50,000        18,533(4)         268,204          --            4,952(2)

Ralph A. Currie                   1997       $68,138        $32,000       $ 7,200(5)              --          --               --
Vice President &                  1996            --             --            --                 --          --               --
Chief Financial Officer           1995            --             --            --                 --          --               --

Jeffrey J. Hausman                1997       $80,042             --            --            75,000           --           $4,002(2)
Former Vice President &           1996        71,546             --            --            25,000           --               --
Chief Financial Officer           1995            --             --            --                 --          --               --

David J. Stetson                  1997       $99,821        $39,500       $11,020(5)         33,333           --           $3,830(2)
General Counsel                   1996            --             --            --            16,667(6)        --               --
                                  1995            --             --            --                --           --               --


(1) The disclosures in this table for Messrs. Hawthorne, Curri, Hausman and Stetson have been provided for informational purposes only and in light of their status as significant employees of the Company. SEC rules require only the disclosure of the four most highly compensated executive officers whose total annual salary and bonus exceeds $100,000.

(2) Represents contribution made on behalf of the Named Officer to a 401(K) plan.

(3)     Includes car allowance of $11,907.

(4)     Includes car allowance of $12,038.

(5)     Includes car allowance of $7,200.

(6) 50,000 options granted on March 4, 1996, under the Company's CSO Plan, vesting 1/3 immediately, 1/3 on March 4, 1997 and 1/3 on March 4, 1998.

        The table below contains information on grants of stock options during 1997 to the Named Officers. No stock appreciation rights were granted during 1997.

                   OPTION GRANTS IN LAST FISCAL YEAR
                          (INDIVIDUAL GRANTS)

                                               Percent of
                             Securities       Total Options
                             Underlying        Granted to
                               Options        Employees in     Exercise Price     Expiration
Name                         Granted (#)          1997           ($/share)          Date
----                         -----------          ----           ---------          ----

Douglas L. Hawthorne           None

Leonard K. Nave                None

Rick G. Avare                  None

Ralph A. Currie                None

Jeffrey J. Hausman             None

David J. Stetson               None

        Shown below is information with respect to all unexercised options to purchase the Company's Common Stock granted to the Named Officers through the end of fiscal year 1997. No options were exercised by the Named Officers during 1997. No stock appreciation rights have been granted.

          AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                     FISCAL YEAR-END OPTION VALUES

                                                               Number of           Value of
                                                              Securities         Unexercised
                                                              Underlying         in-the-Money
                                                          Unexercised Options      Options
                               Shares                         at FY- End         at FY-End($)
                             Acquired on         Value        Exercisable/       Exercisable/
Name                         Exercise (#)      Realized($)    Unexercisable      Unexercisable
----                         ------------      -----------    -------------      -------------

Douglas L. Hawthorne             --                --             354,315/0           0/0

Leonard K. Nave                  --                --             271,603/0           0/0

Rick G. Avare                    --                --             493,204/0           0/0

Ralph A. Currie                  --                --                   0/0           0/0

Jeffrey J. Hausman               --                --              75,000/0           0/0

David J. Stetson                 --                --         33,333/16,667           0/0

On April 14, 1994, the Board of Directors adopted two formal stock plans: (i) the CSO Plan, and (ii) the 1994 Employee Stock Compensation Plan ("Employee Plan"). The CSO Plan is a compensatory (non-statutory) stock option plan covering 2,000,000 (post-reverse stock split) shares of the Company's common stock, which is not a qualified plan under Section 422 of the Internal Revenue Code of 1986. The number of shares authorized for issuance under the CSO was originally 750,000; however, this amount was increased to 2,000,000 on June 22, 1995, by approval of the shareholders.

        The Employee Plan is an employee stock compensation plan covering 650,000 (post-reverse stock split) shares of the Company's Common Stock. The Employee Plan is not qualified under section 401(a) of the Internal Revenue Code of 1986. As of December 31, 1997, 321,000 shares have been issued under the Employee Plan.

        From March 19, 1994, and at various dates until February 2, 1995, the Company entered into separate Compensatory Stock Option Agreements with the following individuals: (i) Douglas L. Hawthorne, Chairman of the Board; (ii) Donald Schellpfeffer, Director; (iii) Leonard K. Nave, Director of the Company and President, Chief Executive Officer and a Director of Southern
Gas; and (iv) Rick G. Avare, Director and President and Chief Executive Officer of the Company and Director, Vice President of Finance and Chief Operating Officer of Southern Gas and Chairman of the Board and Chief Executive Officer of ARO. Pursuant to the terms of these agreements, Messrs. Hawthorne, Schellpfeffer, Nave and Avare were granted options to purchase 307,712, 150,000, 200,000 and 175,000 shares of Common Stock, respectively, at exercise prices of between $6.00 and $8.00 per share and expiring between March 18, 2003, and February 1, 2005. Effective March 4, 1996, the Board of

Directors of the Company approved a Resolution wherein all options previously granted under the CSO Plan may be amended, at the election of the optionee, to provide that the option price be reduced to $4.50 per share and the term be reduced to 5 years from March 4, 1996.

        On November 12, 1996, the Company's Board of Directors adopted an Incentive Bonus Plan (the "Bonus Plan"). The Bonus Plan provides that in each Contribution Period, as hereinafter defined, (the "Bonus Period") the Company will make a Bonus Contribution to the Bonus Plan. One-half of the Bonus Contribution will be an amount equal to two and one-half cents ($.025) per thousand cubic feet equivalent of the net increase in the Company's proved producing reserves during the Bonus Period; and the other one-half of the Bonus Contribution will be an amount equal to two percent (2%) of the Company's net income before taxes during the Bonus Period as determined in accordance with generally accepted accounting principles, excluding extraordinary items such as net gain or loss resulting from the sale, exchange or other disposition of capital assets (other than in the ordinary course of business), and, to the extent deducted in arriving at net income, interest, depreciation, depletion and amortization expenses. However, the Bonus Contribution made during any Bonus Period cannot exceed the sum of $500,000.

        The initial contribution period begins January 1, 1997, and calendar year 1997 and each successive calendar year thereafter constitutes a Contribution Period until such time as the Bonus
Plan is modified or terminated by the Board of Directors.

        Within 60 days after the end of each Bonus Period, the President of the Company is required to recommend the manner in which the Bonus Contribution is to be distributed among the Company's Chief Executive Officer, Chief Financial Officer, Senior Vice Presidents, General Counsel, Corporate Secretary and other key personnel. All distributions are subject to approval by the Compensation Committee of the Board of Directors and by the Board of Directors. For 1997 and 1996, the total bonus pool was $225,000 and $125,000, respectively.

EXECUTIVE OFFICER EMPLOYMENT AGREEMENTS.

        On March 19, 1993, the Company executed a five-year employment agreement with Mr. Hawthorne, its Chairman of the Board, providing for such compensation as the Board of Directors deems appropriate and the grant of an option to purchase 392,541 shares of the Company's common stock (which number was subsequently adjusted to 32,712 following the Company's reverse stock splits). Pursuant to the terms of a separate registration rights agreement, Mr. Hawthorne also was granted piggy-back registration rights with respect to the securities underlying the options granted under his employment agreement; however, on July 15, 1994, the Board of

Directors cancelled the previously issued options and granted replacement options to Mr. Hawthorne on the same terms as the previous options but with a new exercise price. These replacement options were issued under the Company's 1994 CSO. Mr. Hawthorne's employment agreement does not require that he devote his full time to the Company.

        In April 1993, SGC executed a five-year employment agreement with Mr. Nave providing for such compensation as the Board of Directors deems appropriate and providing for severance pay to Mr. Nave under certain conditions. The Company assumed this agreement as a result of the purchase transaction with SGC in February 1994.

        On November 12, 1996, the Company entered into an Employment Agreement with Rick G. Avare, the Company's President and Chief Executive Officer, to serve in such capacity for a period of five years. If written notice of intent to terminate the agreement is not given by either party at least six months prior to the third anniversary of the agreement, after the fifth anniversary of the agreement it is automatically extended from year to year unless either party gives written notice of intent to terminate at least six months prior to the next anniversary date, at which time the agreement will terminate. As consideration for Mr. Avare's agreement to serve as President and Chief Executive Officer, the Company agreed to pay him a salary of $160,000 per year plus benefits customarily paid to executives holding similar positions. Mr. Avare's salary is subject to annual review by the Board of Directors. It can be increased by the Board of Directors, but it cannot be decreased. Effective March 17, 1998, the Board of Directors approved an increase in Mr. Avare's base salary to $185,000 per year.

        On the same date, the Company entered into a Change of Control Agreement with Mr. Avare. The agreement is for a term of five years. If written notice of intent to terminate the agreement is not given by either party at least six months prior to the third anniversary of the agreement, it is automatically extended from year to year after the fifth anniversary of the agreement unless either party gives written notice of intent to terminate at least six months prior to the next anniversary date, at which time the agreement will terminate. However, the Company is prohibited from giving notice of intent to terminate if within one year prior to the termination date the Company has received notice of or has reason to believe that a change of control may occur.

        The agreement provides that if a change of control occurs and Mr. Avare's employment subsequently terminates for any reason, the Company will pay to Mr. Avare an amount of monies equal to the sum of (i) any monies due him under the remaining term of his employment contract, (ii) any monies received by him from the sale of the Company's common stock acquired as the result of the exercise of stock options, (iii) 2.99 times the bonus awarded to him for the prior year under the Company's Incentive Bonus Plan or $300,000, whichever is greater, and (iv) all legal fees and expenses incurred by him as a result of such termination and in seeking to obtain or enforce any right under the agreement. In addition, the Company is obligated to permit Mr. Avare to participate, for a period of three years after termination, in the Company's insurance programs at no cost to Mr. Avare.

        Under the agreement, a change of control is deemed to occur if (i) any person or group of persons, other than a group of persons consisting of the Company's officers and directors as of the date of the agreement, acting in concert, acquires beneficial ownership of the Company's then outstanding capital stock representing 20% or more of the voting power of all of such shares, (ii) the Company or any of its subsidiaries sell, assign or transfer assets for consideration greater than 50% of the book value of the Company's then consolidated assets as determined under generally accepted accounting principles, (iii) the Company or any of its subsidiaries merge, consolidate or otherwise reorganize and the Company's officers and directors as of the date of the agreement receive less than 35% of the voting power of the capital stock of the surviving or resulting entity, (iv) the Company adopts a plan of liquidation or dissolution, (v) the commencement of a tender offer for the Company's common stock, which, if successful, would result in a deemed change of control as defined in the agreement, (vi) a determination by the Board of Directors of the Company, in view of then current circumstances or impending events, that a deemed change of control as defined in the agreement has occurred or is imminent, (vii) the persons who were directors of the Company immediately prior to any merger, consolidation, sale of assets or contested election, or any combination of the foregoing, cease to constitute a majority of the Company's Board of Directors, and (viii) the persons who were directors immediately prior to a tender offer or exchange offer for the Company's voting stock (other than by the Company or any of its subsidiaries) cease to constitute a majority of the Company's Board of Directors within two years after such tender or exchange offer.

        On January 1, 1997, the Company entered into an Employment Agreement with David J. Stetson, the Company's General Counsel, to serve in such capacity for a period of five years. If a written notice of intent to terminate the agreement is not given by either party at least three months prior to the third anniversary of the agreement and each anniversary date thereafter, it is automatically extended from year to year after the fifth anniversary of the agreement unless either party gives written notice of intent to terminate at least three months prior to the next anniversary date, at which time the agreement will terminate. As consideration for Mr. Stetson's agreement to serve as General Counsel, the Company agreed to pay him a salary of $102,000 for the first year, $112,000 for the second year, $120,000 for the third year and not less than $120,000 for each year thereafter, plus benefits customarily paid to executives holding similar positions, including participation in the Company's Bonus Plan.

        On April 1, 1997, the Company entered into an Employment Agreement with Ralph A. Currie, the Company's Chief Financial Officer, to serve in such capacity for a period of three years. If written notice of intent to terminate the agreement is not given by either party at least three months prior to the second anniversary of the agreement, it is automatically extended from year to year after the third anniversary of the agreement unless either party gives written notice of intent to terminate at least three months prior to the next anniversary date, at which time the agreement will terminate. As consideration for Mr. Currie's agreement to serve as Chief Financial Officer, the Company agreed to pay him a salary of $85,000 for the first year, $95,000 for the second year, $105,000 for the third year and not less than $105,000 for each year thereafter, plus benefits customarily paid to executives holding similar positions, including participation in the Company's Bonus Plan.

        On November 21, 1997, the Company entered into an Employment Agreement with William M. Gray to serve as the President and Chief Executive Officer of ARO until December 31, 2000. As consideration for serving in such capacity the Company agreed to pay Mr. Gray an annual salary of $167,500 plus cost of living increases as published by the Bureau of Labor Statistics and benefits customarily paid to executives holding similar positions, including participation in the Company's Bonus Plan.

        The Company also maintains Indemnity Agreements with the Board of Directors and with Rick G. Avare, Ralph A. Currie, and
Karen M. Underwood in their capacities as officers of the Company.

MANAGEMENT CHANGES.

        Jeffrey J. Hausman served as Chief Financial Officer of the Company from January 1, 1996 through March 31, 1997, and
Treasurer from August 1996 through March 31, 1997. During this time, Mr. Hausman resided with his family in Nashville, Tennessee. Due to the excess time required of Mr. Hausman's position as a result of the Company's growth and his family's desire to remain in Nashville, Mr. Hausman tendered his resignation as an officer of the Company effective April 1, 1997. However, he agreed to continue with the Company in an advisory capacity. Mr. Hausman was succeeded by Ralph A. Currie.

        CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SOUTHERN GAS.

        Mr. Nave, in his capacity as Trustee of a Trust for the benefit of his family, an executive officer of Southern Gas and director of ARI, is the principal stockholder, director and executive officer of Southern Gas Holding Company ("SGH"). Mr. Avare, in his capacity as an executive officer of Southern Gas and an executive officer and director of ARI, was a stockholder, director and officer of SGH from October 1988 until February 1998. SGH was the parent company of Southern Gas Company, a Kentucky corporation ("SGC"), and as part of the dissolution of SGC, SGH received 993,623 shares of common stock of the Company. From March 29, 1993, to April 27, 1993, Messrs. Nave and Avare served as directors of the Company and have served as directors continuously since September 1994. Mr. Avare resigned as president and director of SGH in February 1998 and divested himself of his ownership of stock in SGH in exchange for 350,000 shares of the common stock of the Company. During 1994 and 1995, the Company engaged in various transactions involving SGH and SGC and certain third parties regarding the acquisition of oil and gas properties and interests therein, including the acquisition of substantially all of the assets and certain liabilities of SGC in February 1994. At the time such transactions were negotiated and consummated, Messrs. Nave and Avare were neither directors nor officers or stockholders of the Company.

        At December 31, 1997, the Company has made advances to SGH totaling $230,784 which the principal of SGH intends to secure with 143,000 shares of the Company's common stock held by SGH.

OFFICE LEASE.

        In connection with the acquisition of the assets of SGC, the Company has assumed the obligations of a certain lease dated June
1, 1986, between Nave Properties, a sole proprietorship, and SGC relating to certain office space located in Versailles, Kentucky. This office serves as the principal headquarters of Southern Gas (formerly the principal headquarters of SGC); and effective
January 31, 1996, the Company's Scottsdale, Arizona, office was closed and operations were consolidated in the Kentucky office.
Nave Properties, which is owned by Leonard K. Nave, is an affiliate of the Company. The lease provides for monthly lease payments of $3,100 ($37,200 annually). The lease is currently being renegotiated for renewal.

LOAN TRANSACTIONS.

        In March 1995, in order to meet a corporate commitment, the Company borrowed monies totalling $500,000 from Douglas L. Hawthorne and Rick G. Avare, who are officers/directors of the Company. The funds bore interest at the rate of 10% per annum and were due in full in July 1996. The note was secured by gas properties, and the individuals had the option to convert their note to a working interest position in wells to be drilled offshore Louisiana. In July 1995, the related parties converted their note to a 13.75% working interest in two wells. Pursuant to an agreement between the parties, the Company had the right to repurchase the working interest position on or before September
30, 1995. The Company exercised the right, as amended, to repurchase the working interest position for $750,000 plus a 3.875% overriding royalty interest prior to September 30, 1995.
In 1996, the Company purchased Mr. Avare's overriding royalty interest in the Ship Shoal 150 B-3 well for $125,000. During
1997, the Company purchased the remaining overriding royalties of Messrs. Hawthorne and Avare in the Ship Shoal 150 wells, for $150,000 and $180,000, respectively, based upon the fair market value of the wells utilizing the 1996 year-end reserve report.

        In July 1995, in order to fulfill a loan commitment to Century Offshore Management Corporation ("Century"), an aggregate of $400,000 was funded by the directors of the Company. These monies were paid to the Company in exchange for a $400,000 participation in an existing note from Century to the Company in the amount of $6,500,000 (the Century Note) and upon which interest was being paid at the rate of 22% per annum. Due to the fact that the Century Note was relinquished as a part of the Company's acquisition of the South Timbalier 148 properties, the Company and the directors simultaneously agreed to terminate the directors' participation in the Century Note. The Company entered into Termination of Participation Agreements with the directors wherein payment of the balance was due in monthly installments of $12,352, beginning April 1, 1997, with the final payment due March 1, 1999; however, the Company paid the balance due in full during 1997 due to the high interest rate associated with the loan.

        In April 1996, the Company entered into agreements with two individuals, one of whom is Douglas L. Hawthorne, a director of the Company. Under the agreements, the individuals each paid to the Company $250,000 in exchange for the right to participate on a pro rata basis in the Century Note. The agreement allowed the individuals to receive a combined payment of $500,000 plus interest at 22% from the Century Note repayment. The agreements assigned the payments from the portion of the Century Note which was not pledged to the Company's primary lender. The proceeds received by the Company under the agreements, which reduced the carrying value of the Century Note, were used to fund additional development activities in the Gulf Coast Region. In July 1996, the Century Note was canceled as part of the consideration paid by the Company to Century for the purchase of certain oil and gas properties. The Company and the individuals simultaneously agreed to terminate the individuals' participation in the Century
Note in exchange for the Company assuming the liability to repay $500,000 to the individuals plus interest thereon at the rate of 22% per annum. The Company paid the non-affiliated individual in full prior to December 31, 1996. The Company entered into a Termination of Participation Agreement with Mr. Hawthorne wherein payment terms of the balance included $50,000 which was due and payable by March 10, 1997, with the remaining balance due in monthly installments of $10,293

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
beginning April 1, 1997, with the final payment due March 1, 1999; however, the Company paid the balance due in full during 1997 due to the high interest rate associated with the loan.

PRIMA TRANSACTIONS.

        On September 15, 1997, the Company entered into a Letter of Intent with Prima, a limited liability company in which Rick G. Avare owns a 20% interest, providing for the acquisition of an interest in certain producing and non-producing oil and gas properties (the "Properties") located in Mississippi. The purchase price for the Properties was $2,800,000 payable
$1,300,000 on or before closing which occurred October 10, 1997, and the balance of $1,500,000 in an interest bearing note with recourse only to the Properties. The Company already owned up to 3.5% interest in the Properties; and after reviewing an independent geologist's report on the Properties, the Letter of Intent was approved by a majority of the disinterested directors of the Company at a special meeting of the Board of Directors held on September 15, 1997.

        Under a letter agreement dated October 17, 1994, the Company had the right to acquire 2,471.3 shares of the common stock in Century for $4,000,000 (the "Century Securities" which were referred to as the "Settle Securities" prior to the merger of Settle into Century). Due to the fact that the Company was not in a position to acquire this equity interest, the agreement was subsequently amended to permit a third party to acquire the Century Securities for $2,500,000. The funds used to effect the foregoing acquisition were borrowed by the third party from Prima, a limited liability company in which Rick G. Avare owns a 20% interest. The third party is also a member of Prima and the principal stockholder of Southern Resources, Inc. Prima, in turn, borrowed the funds it used to provide the foregoing loan from a bank in Lexington, Kentucky. In connection with this transaction, the Company entered into a Put Agreement (the "Put Agreement") dated March 15, 1995, with Prima which provided that in the event Prima obtained title to the Century Securities, Prima had the right to require the Company to purchase them for $4,000,000, payable in cash and common stock.

        The Put Agreement with Prima was terminated in July 1995, and a new agreement, as amended, providing for the Company's ability to call the Century Securities from the third party member of Prima for $4,000,000 was substituted therefor (the "Call Agreement"). The Call Agreement also provided for non-refundable monthly installments of $31,250 (as originally required under the Put Agreement) until such time as a total of $1,000,000 was advanced under the Call Agreement (including payments previously made under the Put Agreement). In the event the Company elected to call the Century Securities, the advance payments would be credited toward the purchase price. Additionally, a $500,000 certificate of deposit held as collateral for Prima's loan was liquidated by the Company and the funds were advanced to Prima under the potential

Call Agreement. Prima used the $500,000 to purchase shares of Series B Preferred Stock from a third party, which Preferred Stock it subsequently converted to common stock. In the event the Company exercised the Call option, the $500,000 would be credited towards the purchase. The Company's right to call the Settle Securities began January 15, 1997 and ended December 31, 1997.

        On November 4, 1997, the Board of Directors approved the exercise of the Company's rights under the Call Agreement; and all funds due pursuant thereto had been paid on or before December 31, 1997. Due to the subsequent decline in oil and gas prices, the Company determined there was an other than temporary decline in the carrying value of the Century common stock. As of December 31, 1997, the Company recorded a $1.5 million impairment to its investment in Century, resulting in a net book value of $2.5 million. The impairment of the Century stock was determined by comparing the carrying value of the stock on the Company's books, after the exercise of the Century "Call Agreement," to the estimated fair value of the stock based on the most recent sale activity.

                    STOCKHOLDER PROPOSALS

Any proposal that a stockholder of the Company intends to present at the 1999 Annual Meeting of Stockholders must be received by the Secretary at the Company's principal executive offices by March 1, 1999 in order to be considered by the Board of Directors for inclusion in the Board of Directors' proxy solicitation materials for that meeting.

                         ANNUAL REPORT

The Company's 1997 Annual Report to Stockholders accompanies this Proxy Statement. All financial statements and other financial information and managements discussion and analysis of the financial condition and results of operations included in the Annual Report are incorporated herein by reference. Otherwise, the Annual Report does not form any part of the material for the solicitation of proxies.

                     PROXY SOLICITED ON BEHALF
                    OF THE BOARD OF DIRECTORS OF
                 AMERICAN RESOURCES OF DELAWARE, INC.

        The undersigned hereby constitutes and appoints Douglas L. Hawthorne and Rick G. Avare, and each of them (acting together if both are present and voting, or if only one of them is present and voting, then by one), with full power of substitution in each of them, the attorneys and proxies of the undersigned to vote as designated below at the Annual Meeting of Stockholders of American Resources of Delaware, Inc. (the "Company") to be held on June 30, 1998, or at any adjournment or adjournments thereof (the "Meeting"), all shares which the undesigned is entitled to vote at the Meeting.


PROPOSAL NO. 1: Election of Two Directors:
                Nominees: Douglas L. Hawthorne and Joseph P. Shields.

                / / VOTE FOR NOMINEES LISTED ABOVE, EXCEPT VOTE WITHHELD FROM FOLLOWING NOMINEES (IF ANY):
                                                           -----
                ------------------------------------------------

                / / VOTE WITHHELD FROM ALL NOMINEES.

PROPOSAL NO. 2:  Ratification of the selection of KPMG Peat
                 Marwick LLP as independent auditors of the Company for 1998.

                / / FOR / / AGAINST / / ABSTAIN

PROPOSAL NO. 3:  Amendment to the Company's Restated Certificate
                 of Incorporation to limit the personal liability of the directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law.

                 / / FOR / / AGAINST / / ABSTAIN

PROPOSAL NO. 4:  In their discretion, upon such other matters as may be brought properly before the Meeting.

        This proxy, if in proper form and not revoked, will be voted as specified by the stockholder. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF PROPOSALS NO. 2 AND 3
AND FOR THE ELECTION OF THE NOMINEES NAMED IN PROPOSAL NO. 1.
This proxy is revocable at any time before it is voted as indicated in the accompanying Proxy Statement. The accompanying proxy statement describes the discretionary authority of the proxies to vote for a substitute nominee if any of the nominees named above fails to stand for election at the Meeting.

        PLEASE VOTE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY. Please sign your name legibly exactly as it appears hereon. Each joint owner should sign. If executed by a corporation, please sign full corporate name by a duly authorize officer. Attorneys, executors, administrators, trustees, guardians, etc., should give full title as such.

                               DATE:
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